UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2011

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 13, 2011, Allscripts Healthcare Solutions, Inc. (the “Company”) announced preliminary financial information for the three months ended June 30, 2011. Further details regarding this preliminary financial information are described in the press release issued by the Company on July 13, 2011, which information is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in, or incorporated into, Item 2.02, including the applicable portion of Exhibits 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 5.02.	Departure, election or appointment of directors or officers; compensatory arrangements of certain officers.

On July 8, 2011, the Company and Eileen McPartland entered a Separation Agreement (the “Separation Agreement”) whereby Ms. McPartland resigns her employment effective July 15, 2011 (the “Termination Date”). Ms. McPartland generally will remain employed pursuant to the terms of her Employment Agreement with the Company dated June 1, 2009, as amended (the “Employment Agreement”), until the Termination Date. Following the Termination Date, she will receive severance benefits subject to her compliance with the terms of the Separation Agreement. The severance benefits include: payment of an amount equal to her base salary plus target annual performance bonus ($1,200,000) and continuation of health and/or dental benefits at employee contribution rates over the 12 months following the Termination Date; additional vesting of certain restricted stock unit awards (“RSUs”), which will result in the vesting of 82,870 RSUs that will be issued as shares over the next year; vesting of Ms. McPartland’s unpaid cash award ($400,000) and performance-based restricted shares (48,533 shares) granted pursuant to the Company’s Incentive Retention Plan; a lump sum cash payment ($15,000); and a pro-rated annual bonus for 2011 subject to the achievement of performance measures and payable when such bonuses are paid to other Company executives. The payments and benefits described above are delayed, as applicable, to comply with the terms of the Separation Agreement and the requirements of Internal Revenue Code Section 409A.

To receive the benefits described above, Ms. McPartland must execute and deliver (without revoking) a release and waiver of claims for the benefit of the Company. Additionally, Ms. McPartland remains subject to restrictive covenants set forth in the Employment Agreement, which include restrictions against competition and solicitation of employees for one year following the Termination Date and regarding confidential information. Per the Separation Agreement, Ms. McPartland also agrees not to disparage the Company or its affiliates, directors or employees.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

At the July 11, 2011 meeting of the Compensation Committee of the Board of Directors of the Company (the “Committee”), the Committee approved the terms of an amended and restated employment agreement (the “Restated Agreement”) for Diane K. Adams, Executive Vice President, Culture and Talent of the Company, which replaces the existing employment agreement between the Company and Ms. Adams dated August 17, 2009, as amended (the “Prior Agreement”).

The term of the Restated Agreement is for one year beginning July 11, 2011, with automatic one-year renewals unless notice of termination by either Ms. Adams or the Company is given at least 90 days prior to the expiration of the term. The Restated Agreement increases Ms. Adams’ annual base salary to $450,000 and her annual target performance bonus opportunity (the “Target Bonus”) to 100% of base salary. In addition, the Restated Agreement provides that, upon a termination by the Company without Cause or by Ms. Adams for Constructive Discharge (as such terms are defined in the Restated Agreement), Ms. Adams will receive severance payments equal to her base salary plus Target Bonus over 12 months following termination (compared to 12 months of continued base salary under the Prior Agreement), and 12 months’ continued health and dental coverage at employee contribution rates and pro rata vesting of the current vesting tranche plus one additional year’s vesting with respect to outstanding equity awards. The Restated Agreement also provides that if a Change of Control (as defined in the Restated Agreement) occurs and prior to such event Ms. Adams is not offered a Comparable Job (as defined in the Restated Agreement) by the Company (or its successor), then Ms. Adams will receive a lump sum payment equal to two times the value of her annual base salary plus Target Bonus and full vesting of outstanding equity awards (compared to one times the value of her annual base salary plus Target Bonus, full equity award vesting and termination of her employment within 10 days of the Change of Control under the Prior Agreement). Finally, if a termination by the Company without Cause or by Ms. Adams for Constructive Discharge occurs within two years after a Change of Control or within 180 days before a Change of Control and in connection with such event, the Restated Agreement provides that Ms. Adams will receive a lump sum payment equal to two times the value of her annual base salary plus Target Bonus (reduced by any payment made to her because she was not offered a Comparable Job as described above), 12 months of continued health and dental coverage and full vesting of outstanding equity awards. The Prior Agreement provided for a payment equal to one times base salary plus Target Bonus, 12 months of continued health and dental coverage and, with respect to outstanding equity awards, pro rata vesting of the current vesting tranche plus one additional year’s vesting for a termination after a Change of Control. Any severance benefits are subject to Ms. Adams’ execution and delivery of a general release and waiver of claims for the benefit of the Company. As with the Prior Agreement, Ms. Adams agrees to certain restrictive covenants, which include restrictions against competition and solicitation of employees during and for one year after employment and regarding confidential information.

The foregoing description of the Restated Agreement is qualified in its entirety by reference to the full text of the Restated Agreement, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On July 13, 2011, the Company announced that each of Cliff Meltzer, Executive Vice President, Product Solutions, Stephen Shute, Executive Vice President, Sales, Jacqueline Studer, Senior Vice President and General Counsel, and John Guevara, Chief Information Officer, have joined (or, in the case of Mr. Shute, will join) the Company. Further details regarding these executives are contained in the press release issued by the Company on July 13, 2011.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

Exhibit 10.1	Separation Agreement dated as of July 8, 2011 between Eileen McPartland and Allscripts Healthcare Solutions, Inc.

Exhibit 10.2	Amended and Restated Employment Agreement dated as of July 11, 2011 between Allscripts Healthcare Solutions, Inc. and Diane Adams

Exhibit 99.1	Press Release dated July 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: July 13, 2011	By:	/S/ WILLIAM J. DAVIS
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Separation Agreement dated as of July 8, 2011 between Eileen McPartland and Allscripts Healthcare Solutions, Inc.

Exhibit 10.2	Amended and Restated Employment Agreement dated as of July 11, 2011 between Allscripts Healthcare Solutions, Inc. and Diane Adams

Exhibit 99.1	Press Release dated July 13, 2011